Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NeoStem, Inc.
New York, New York

We hereby consent to the inclusion in this Registration Statement on Form S-4 of NeoStem, Inc. of our report dated September 17, 2010 with respect to the consolidated financial statements of Progenitor Cell Therapy, LLC and Subsidiaries as of and for the years ended December 31, 2009, 2008 and 2007, which appears herein.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ EisnerAmper LLP

Hackensack, New Jersey
November 29, 2010